Exhibit 99.1

Trans-India Acquisition Corp. Announces Results of Special Meeting

and Record Date for Trust Fund Distribution

Chicago, March 10, 2009 – Trans-India Acquisition Corp. (NYSE Alternext US: TIL, TIL-U, and TIL-WT) today announced that its stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company’s proxy statement dated February 20, 2009, at the special meeting of stockholders held on March 10, 2009.

In addition, the Company’s board of directors has set March 16, 2009 as the record date for determining the stockholders entitled to receive liquidating distributions from the trust fund established by the Company at the consummation of its initial public offering and into which the net proceeds of the IPO were deposited. The Company has instructed its transfer agent, Continental Stock Transfer & Trust Company, to close its stock transfer books as of the close of business on March 16, 2009.

Public stockholders at the close of business on March 16, 2009 will receive approximately $7.97 per share of common stock issued in the Company’s initial public offering. No payments will be made with respect to any of the Company’s outstanding warrants or to any of the Company’s initial stockholders with respect to the shares owned by them prior to the initial public offering. The Company expects the distribution date will be on March 17, 2009, or as soon thereafter as practicable.

The Company intends to file a Certificate of Dissolution with the Secretary of State of the State of Delaware after the record date. Following the dissolution, and pursuant to the plan of liquidation, the Company’s securities will be delisted from NYSE Alternext US and it will deregister its securities from the Securities and Exchange Commission. As a result, the Company will no longer be a public reporting company.

Forward Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release, include, without limitation, the Company’s expectation with respect to the distribution date and filing date for its Certificate of Dissolution. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Trans-India assumes no obligation to update any forward-looking statements.

###

Contact:

Trans-India Acquisition Corporation

Cliff Haigler, 512-519-9000

Chief Financial Officer

cliff@haigler.net

Proxy Solicitor:

Advantage Proxy

Karen Smith, 206-870-8565

President

KSmith@AdvantageProxy.com